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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139136, No. 333-126608, No. 333-126607, No. 333-87920, No. 333-166881, and No. 333-181776) and Form S-3 (No. 333-167326) of LIN TV Corp. of our report dated March 15, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LIN TV Corp., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Hartford, CT
March 15, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm